UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2013

API TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001–35214	98-0200798
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4705 S. Apopka Vineland Road, Suite 210

Orlando, FL 32819

(Address of principal executive offices)

(407) 876-0279

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 31, 2013, API Technologies Corp. (the “Company”) completed the sale and leaseback (the “Sale/Leaseback”) of the Company’s facility located at 1900 West College Avenue, State College, Pennsylvania. The Company sold the facility to an unaffiliated third party for a purchase price of approximately $15.6 million and a subsidiary of the Company will lease the property from the buyer for approximately $1.3 million per year, subject to annual adjustments, pursuant to a customary lease agreement. The Company has entered into a customary guaranty of all obligations of its subsidiary pursuant to the lease agreement. The Company intends to use the proceeds of the Sale/Leaseback to prepay a portion of its outstanding indebtedness under the Term Loan Agreement (as defined below).

On December 31, 2013, the Company entered into a consent agreement (the “GCF Consent”) by and among the Company, as borrower, the lenders party thereto and Guggenheim Corporate Funding, LLC, as administrative agent (“Guggenheim”). Among other things, the GCF Consent (i) permits the Company to engage in the Sale/Leaseback without violating the terms of the Credit Agreement, dated as of February 6, 2013 and amended as of October 10, 2013, by and among the Company, as borrower, the lenders party thereto and Guggenheim (the “Term Loan Agreement”); and (ii) amends the financial covenants in the Term Loan Agreement so that the Sale/Leaseback will not be treated as a capital lease.

Also on December 31, 2013, the Company entered into to a consent agreement (the “WF Consent”) by and among the Company and certain of its subsidiaries, as borrowers, and Wells Fargo Bank, National Association, in its separate capacities as lender, UK Security Trustee and as agent (“Wells Fargo”). Among other things, the WF Consent (i) permits the Company to engage in the Sale/Leaseback without violating the terms of the Credit Agreement, dated as of February 6, 2013, by and among the Company and certain of its U.S. subsidiaries, as borrowers, the lenders party thereto and Wells Fargo (the “Revolving Loan Agreement”); and (ii) amends the financial covenants in the Revolving Loan Agreement so that the Sale/Leaseback will not be treated as a capital lease.

In connection with the Sale/Leaseback, Guggenheim and Wells Fargo also released their mortgages on the State College, Pennsylvania facility.

The foregoing description of the GCF Consent and the WF Consent are summaries only and are qualified in their entirety by reference to the GCF Consent and the WF Consent, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events.

On January 6, 2014, the Company issued a press release announcing the Sale/Leaseback. A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Consent Agreement, dated as of December 31, 2013, by and between API Technologies Corp., the lenders party thereto and Guggenheim Corporate Funding, LLC, as administrative agent.

	10.2	Consent Agreement, dated as of December 31, 2013, by and among API Technologies Corp., the subsidiaries of API Technologies Corp. signatory thereto, the subsidiaries of API Technologies Corp. signatory thereto as guarantors and Wells Fargo Bank, National Association in its separate capacities as lender, UK Security Trustee and as agent.

	99.1	API Technologies Corp. press release, dated January 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2014	API TECHNOLOGIES CORP.

	By:	/s/ Phil Rehkemper
	Name:	Phil Rehkemper
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consent Agreement, dated as of December 31, 2013, by and between API Technologies Corp., the lenders party thereto and Guggenheim Corporate Funding, LLC, as administrative agent.

10.2	Consent Agreement, dated as of December 31, 2013, by and among API Technologies Corp., the subsidiaries of API Technologies Corp. signatory thereto, the subsidiaries of API Technologies Corp. signatory thereto as guarantors and Wells Fargo Bank, National Association in its separate capacities as lender, UK Security Trustee and as agent.

99.1	API Technologies Corp. press release, dated January 6, 2014.